SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (the “Agreement”), dated June 9, 2008, by and amongst

1.
SFH I Acquisition Corp., a Delaware corporation, incorporated under the laws of U.S. and having its registered office at 3363 NE 163rd Street Suite 705, North Miami Beach, Florida 33160, with authorized capital of 100 million shares of which 10,793,650 shares are issued and outstanding (hereinafter referred to as “Buyer”, which expression shall include its successors and permitted assigns).

2.
a.	Sanjiw Kumar Singh, son of Sh. Uday Pratap Singh residing at F-1194 Chittranjan Park, New Delhi-110019
b.	Raju Kumar Singh, son of Sh. Uday Pratap Singh, residing at F-1194 Chittranjan Park, New Delhi-110019
c.	Rana Rajesh Kumar, son of Sh. Uday Pratap Singh, residing at F-1194 Chittranjan Park, New Delhi-110019

(hereinafter collectively referred to as “Sellers”, which expression shall include its successors, legal heirs, and nominees)

3.	Protech Biosystems Pvt. Ltd. an entity organized under the laws of India (“Company”), having its registered office at F-1194, Chittaranjan Park, New Delhi, Delhi 110019.

WITNESSETH:

WHEREAS,  Company is carrying on the business of manufacturing and exporting Pharmaceuticals, Healthcare, cosmetics etc. The Authorised Share Capital of the Company is Rs. 50,000,000/-, divided into 5,000,000 shares of Rs. 10 each. The issued, subscribed and paidup Capital of the Company is Rs. 600,324, divided into 60,324 shares of Rs. 10 each

WHEREAS, Sellers own one hundred percent (100%) of the issued and paidup shares of the Company (the “Purchase Shares”); and

WHEREAS,  Buyer is engaged in the business of seeking the acquisition of, or merger with, one or more existing operating companies desirous of being a publicly held corporation, and is registered with the U.S. Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, and has had limited operations to date; and

WHEREAS,,  Buyer has an authorized share capital of 100 million shares $0.001 per share of which 10,793,650 shares are issued and outstanding as of the date of this agreement;

WHEREAS, Buyer desires to acquire from Sellers one hundred percent (100%) of the Purchase Shares in the Company solely in exchange for six million one hundred thousand (6.1 million) shares of the Buyer’s common stock at the of the Closing (the “Consideration Shares”); and

WHEREAS, Sellers desire to sell to Buyer the Purchase Shares, representing a 100% share in Company, solely in exchange for the Consideration Shares; and

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WHEREAS, Prior to the date hereof, the respective boards of directors or analogous governing body of each of Buyer and the Company have determined that it is desirable to effect this share exchange and have approved and adopted this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

SECTION 1.1 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Exhibit 1.1 attached hereto.

SECTION 1.2  USAGE.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person's successors and assigns, if applicable, unless prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or in such Person’s individual capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (viii) "or" is used in the inclusive sense of "and/or"; (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with United States GAAP.

(c) Legal Representation of the Parties. The parties agree that each party was either represented by its own separate and independent counsel or had an opportunity to be so represented in connection with this Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

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ARTICLE II.
EXCHANGE OF SHARES; CONSIDERATION; CLOSING

SECTION 2.1 THE EXCHANGE. Upon the terms and subject to the conditions of this Agreement, at the Closing:

(a) Sellers shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase from Seller, the Purchase Shares, representing a 100% share in Company, and any and all rights in the Purchase Shares to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of its rights, title and interest in and to the Purchase Shares to Buyer. Attached hereto and marked Exhibit A is the list of shareholders in the Company together with the number of shares of common stock each is to receive.

(b) In consideration thereof, Buyer shall issue to Seller the “Consideration Shares”, consisting of 6.1 million shares of common stock, having a face value of $..039 per share, which after issuance will amount to approximately, 36.1% of the issued and outstanding capital stock of Buyer. The Consideration Shares to be issued to each of the shareholders in such proportions as set forth in Exhibit A.

Notwithstanding the foregoing, nothing contained herein shall prohibit the Buyer from selling additional shares of its common stock pending closing provided however, that prior to the closing, Buyer shall so advise Seller as to the number of additional shares issued and the consideration received.

SECTION 2.2 CLOSING. The closing of the purchase and sale transaction provided for in this Agreement (the "Closing") will take place at such location mutually agreed to by Company, Seller, and Buyer, as soon as practicable after the fulfillment of the conditions to Closing set forth in Articles VII and VIII but in no event later than July 31, 2008 unless extended by the mutual consent of the parties.

SECTION 2.3 CLOSING OBLIGATIONS. In addition to any other documents to be delivered under any other provisions of this Agreement, at the Closing:

(a) Seller or Company, as the case may be, shall deliver to Buyer:

(i) All documents and instruments of transfer necessary for transfer of the Purchase Shares to Buyer, including the Transfer Deeds, Members Register and Governing Documents of the Company duly amended and registered to reflect Buyer as new owner of the Purchase Shares, in form and substance reasonably satisfactory to Buyer;

(ii) The minute books, and seals of Company;

(iii)  Any information from Company or Seller required to be filed pursuant to the Exchange Act with the SEC by Buyer in connection with the Closing;

(iv)  certificates executed by Seller and Company representing and warranting to Buyer that each of Seller’s and Company’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any additional documentation or information required to be delivered by Company or Seller to Buyer after the date hereof and any supplements delivered to Buyer prior to the Closing Date in accordance with Section 5.6);

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(v)  An opinion from Seller’s legal counsel that is satisfactory to Buyer;

(vi) such documents and instruments of transfer necessary for completion of the transfer and registration of all rights, title and interest in the Real Property to the Company on, and effective as of, the Closing, as described in Section 3.7;

(vii) Audited financial statements in accordance with U.S. Generally Accepted Accounting Principles and prepared by an audit firm that is a member in good standing of the PCAOB.

(viii)  Such other documents or certificates and other instruments of transfer and conveyance as may be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller, if necessary.

(ix) Subject to paragraph 2(b) below, the officers and directors of the Company will tender their resignation at Closing.

(x) Approval from the regulatory authorities including but not limited to FIPB approval and RBI approval

(b)	On the Closing Date, the following resolutions should be passed by the Board of Directors of the Company

a.	Persons nominated by Buyer shall be appointed as officers and directors of the Company.
b.	Resignations of Nominees of Seller shall be accepted by the Buyer’s Board in their discretion.
c.
Transfer of Purchase shares from Sellers to Buyer shall be approved and filing of necessary documents with Registrar of Companies (ROC) and rectification of Register of members of the Company to reflect the change in ownership shall be authorized by the Board.

(c) Buyer shall deliver to Seller a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing.

(d) On the Closing Date, Buyer shall issue to Seller the “Consideration Shares”, consisting of 6.1 million shares of common stock, the stock certificates evidencing the Consideration Shares. Would be delivered to the Buyer within 5 days from closing date.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY

Company and Sellers, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

SECTION 3.1 ORGANIZATION AND GOOD STANDING.

(a) Company is a limited liability company duly organized, validly existing and in good standing under the laws of India, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Company Contracts

(b) On or before the Compliance Date, Company shall deliver to Buyer complete and accurate copies of the Governing Documents of Company.

SECTION 3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT.

(a) This Agreement constitutes the legal, valid and binding obligation of Seller and of Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller and Company of this Agreement and each other document to be executed or delivered by Seller at the Closing (collectively, “Seller’s Closing Documents”), Seller’s Closing Documents will constitute the legal, valid and binding obligation of Seller and of Company, enforceable against each of them in accordance with its terms. Each of Seller and of Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Seller’s Closing Documents to which it is a party and to perform its obligations under this Agreement and Seller’s Closing Documents, and such action has been duly authorized by all necessary action of Seller and Company. Each of Seller and Company has all necessary legal capacity to enter into and deliver this Agreement and Seller’s Closing Documents to which it is a party and to perform such its obligations hereunder and thereunder.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) breach (A) any provision of any of the Governing Documents of or (B) any resolution adopted by the board of directors or analogous governing body or shareholders of Company.

(ii) breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or Order to which Company or Seller, or any Assets of Company , may be subject;

(iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or that otherwise relates to the Assets of Company or to the business of Company;

(iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract; or

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(v) Result in the imposition or creation of any Encumbrance upon or with respect to any of Assets of Company.

(c) Neither Company nor Sellers are required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any of the Seller’s Closing Documents or the consummation or performance of any of the Contemplated Transactions.

SECTION 3.3 CAPITALIZATION.

(a) Sellers are and will be on the Closing Date the registered and beneficial owner of all of the Purchase Shares, free and clear of all Encumbrances. The Purchase Shares constitute one hundred percent (100%) of the capital of, and one hundred percent (100%) of all rights, title and interest in, Company. The Purchase Shares have been duly authorized and validly issued and registered in compliance with all pertinent Legal Requirements and are fully paid and non-assessable.

(b) There are no Contracts relating to the issuance, sale or transfer of any shares of or interests in Company, including but not limited to, any of the following: options, warrants, agreements, or other rights relating to the acquisition of shares in Company or of Company’s capital; securities or other obligations of Company convertible into shares in Company or Company's capital; or sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments binding up on Seller (exclusive of any agreement to which Buyer is a party) and that relate to the ownership, voting or transfer of any shares of Company.

(c) Upon the consummation of the transactions contemplated by this Agreement and the registration of the Purchase Shares being transferred by Seller to the name of Buyer, Buyer will own all of the Purchase Shares, which shall include, without limitation, the entirety of Seller’s capital and profits interest in Company, the Assets of Company, Seller’s distribution and liquidation rights in the Company, and Seller’s voting and management rights and powers in the Company, free and clear of any and all Encumbrances.

SECTION 3.4 FINANCIAL STATEMENTS. The Financial Statements to be delivered by Company to Buyer pursuant to Section 5.1 present fairly the financial condition of Company as of the respective dates thereof and the results of their operations and cash flows for the periods indicated. The Financial Statements have been prepared by a member of a Public Company Accounting Oversight Board (“PCAOB”) approved accounting firm in accordance with GAAP.

SECTION 3.5 BOOKS AND RECORDS. The books of account and other financial and other Records of Company all of which shall be made available to Buyer on or before the Compliance Date, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices. The minute books of Company all of which shall be made available to Buyer on or before the Compliance Date, contain accurate and complete Records of (a) all shareholder meetings held and all shareholder action taken, and (b) all meetings of Company’s board of directors or other analogous bodies and committees thereof, and no meeting of any such shareholders, board of directors or other analogous bodies or committees has been held for which minutes have not been prepared or are not contained in such minute books.

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SECTION 3.6 TANGIBLE PERSONAL PROPERTY; SUFFICIENCY OF ASSETS.

(a) On or before the Closing Date, Company shall provide Buyer with a complete and accurate schedule describing, and specifying the location of, all Tangible Personal Property of Company. Company owns good and marketable title to all of its Tangible Personal Property, free and clear of any Encumbrances, and none of its Tangible Personal Property is held under any lease, security agreement, conditional sales contract, license, or other title retention or security arrangement, or is located other than in the possession of Company.

(b)  The Assets of Company (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Company's business in the manner presently operated by Company and (ii) include all of the operating assets of Company.

SECTION 3.7 REAL PROPERTY.

(a) Prior to the date hereof, Company has provided Buyer with a schedule of all Real Property in which Company has a leasehold interest or uses in connection with the business of Company. which consist of the premises where the principal offices of Company is located and three additional locations, and an accurate description of all Real Property Leases. Company shall update this list as necessary prior to Closing and provide Buyer with a complete list of real property dated as of the Closing Date.

(b) The Company presently has no ownership interest in any Real Property except as set forth in Exhibit 3.7(B). Notwithstanding the foregoing, on or before the Closing, and as a condition precedent to the Closing, Company and Seller will cause the transfer of all rights, title and interest in the Real Property from the owners thereof to Company, without any additional consideration payable therefore by Buyer.

SECTION 3.8 TITLE TO THE REAL PROPERTY. Upon transfer of the Real Property from the owners thereof to Company as provided in Section 3.7(b), Buyer will own good and marketable title to the Real Property, free and clear of any Encumbrances, other than liens for Taxes for the current tax year which are not yet due and payable ("Real Property Encumbrances"). On or before the Closing, true and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Property Encumbrances shall be delivered to Buyer.

SECTION 3.9 CONDITION OF FACILITIES.

(a) Use of the Real Property by Company for the various purposes for which they are presently being used are permitted as of right under all applicable zoning requirements and are not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the definition of Real Property as it pertains to Company , and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining real property that encroach up on any part of the Land. The Land for each owned Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such Land and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the business of Company.

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(b) Each item of Tangible Personal Property of Company is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property of Company is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All Tangible Personal Property used in Company's business is in the possession of Company.

SECTION 3.10 ACCOUNTS RECEIVABLE. All Accounts Receivable of Company that are reflected in the most recent balance sheet of the Financial Statements (the “Last Balance Sheet”) or in the accounting Records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Company in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Last Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Company, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

SECTION 3.11 INVENTORIES. All items included in the Inventories of Company consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Company. Company is not in possession of any inventory not owned by it, including goods already sold, and no items included in the Inventories have been pledged as collateral or are held on consignment from others. Inventories now on hand that were purchased after the date of the Last Balance Sheet were purchased in the Ordinary Course of Business of Company at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item falling within the definition of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Company. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

SECTION 3.12 NO UNDISCLOSED LIABILITIES. Neither Company has any Liabilities except for Liabilities reflected or reserved against in the Financial Statements, and current Liabilities incurred in the Ordinary Course of Business of Company since the date of the Last Balance Sheet, which will not, individually or in the aggregate, have a material adverse effect on Company.

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SECTION 3.13 TAXES.

(a) Tax Returns Filed and Taxes Paid. Company has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to all applicable Legal Requirements. All Tax Returns and reports filed by Company are true, correct and complete. Company has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Company, except such Taxes, if any, as are listed in a schedule provided by Company to Buyer on or before the Compliance Date and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Last Balance Sheet. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no Encumbrances on any of the Assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax, and Company has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

(b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. On or before the Compliance Date, Company shall deliver or make available to Buyer copies of all Tax Returns of Company. On or before the Compliance Date, Company shall deliver to Buyer a complete and accurate list of all Tax Returns of Company that have been audited or are currently under audit and which accurately describes any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Company, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in the schedule to be provided by Company to Buyer on or before the Compliance Date. Company will deliver, or make available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Company has no Knowledge that any Governmental Body is likely to assess any additional Taxes for any period for which Tax Returns of Company have been filed. There is no dispute or claim concerning any Taxes of Company either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Company has Knowledge. On or before the Compliance Date, Company shall provide Buyer with a list of all Tax Returns of Company for which the applicable statute of limitations has not run. Except as disclosed by Company to Buyer in writing on or before the Compliance Date, Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by Company or for which Company may be liable.

(c) Proper Accrual. The charges, accruals and reserves with respect to Taxes on the Records of Company are adequate (determined in accordance with GAAP) and are at least equal to Company's liability for Taxes.

SECTION 3.14 NO MATERIAL ADVERSE CHANGE. Since the date of the Last Balance Sheet, there has not been any material adverse change in the business, operations, prospects, Assets, results of operations or condition (financial or otherwise) of Company and no event has occurred or circumstance exists that may result in such a material adverse change. Since the date of the Last Balance Sheet, Company has conducted its respective business only in the Ordinary Course of Business and there has not been any:

(a) change in Company's ’s authorized or issued share capital, grant of any option or right to purchase shares of or interests in Company or issuance of any security convertible into such shares or interests;

(b) Amendment to the charter or foundation documents of Company or any other Governing Documents of Company;

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(c) payment (except in the Ordinary Course of Business) or increase by of any bonuses, salaries or other compensation to Seller, or any director, officer or employee of Company or entry into any employment, severance or similar Contract with any director, officer or employee of Company;

(d) Adoption of, amendment to, or increase in the payments to or benefits arising under, any Employee Plan of Company;

(e) Damage to or destruction or loss of any Assets of Company, whether or not covered by insurance;

(f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Company is a party, or (ii) any Contract or transaction involving a total remaining commitment by Company of at least $10,000;

(g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Company or any Asset or property (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset of Company ;

(h) Cancellation or waiver of any claims or rights with a value to Company in excess of $10,000;

(i) Indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Company;

(j) Material change in the accounting methods used by Company; or

(k) Entry by Company into any Contract to do any of the foregoing.

SECTION 3.15 PERSONNEL MATTERS.

(a)  On or before the Compliance Date, Company will deliver to Buyer a correct and complete list of each director, officer, employee, independent contractor, consultant and agent of Company whose aggregate compensation for the calendar year ended December 31, 2007 exceeded $30,000, including but not limited to, each employee on leave of absence or layoff status. No retired employee, director, of officer of Company is receiving benefits or scheduled to receive benefits in the future.

(b) The Company is not a party to any employment, consulting or similar agreement, written or oral, with any Person.

(c)  No employees of Company is represented by any labor union or similar organization.   Company is not party to any collective bargaining or similar agreement covering any of its employees. No labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three (3) years.

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(d) Except as set forth on a schedule provided by Company to Seller on or before the Compliance Date, the Company does not maintain any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical plan, or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Company (collectively, “Employee Plans”). Except as set forth on a schedule provided by Company to Seller on or before the Compliance Date there are not any severance or termination agreements or arrangements between Company and any current or former employee, officer of director of Company , nor does Company have any general severance plan or policy.

(e)  Company has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. Company is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(f) To the Knowledge of Seller or Company, no officer, director, agent, employee, consultant, or contractor of Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue or perform any activity, duties or practice relating to the business of Company. No former or current employee of Company is a party to, or is otherwise bound by, any Contract that in any way has adversely affected, affects, or will affect the ability of Company or Buyer to conduct the business as heretofore carried on by Company.

SECTION 3.16 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

(a) Company is and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement or may give rise to any obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or any actual, alleged, possible or potential obligation on the part of to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) On or before the Compliance Date, Company shall provide Buyer with a schedule containing a complete and accurate list of each Governmental Authorization that is held by Company or that otherwise relates to Company's business or its Assets. Each Governmental Authorization listed or required to be listed in said schedule is valid and in full force and effect. Except as set forth in said schedule:

(i) Company is, and has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in said schedule;

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(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in said schedule or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in said schedule;

(iii) Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in said schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(v) The Governmental Authorizations listed in said schedule collectively constitute all of the Governmental Authorizations necessary to permit Company to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Company to own and use its Assets in the manner in which it currently owns and uses such Assets.

SECTION 3.17 LEGAL PROCEEDINGS; ORDERS.

(a) There is no pending or threatened Proceeding: (i) by or against Company that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Company ; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Company or Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

SECTION 3.18 CONTRACTS; NO DEFAULTS.

(a) On or before the Compliance Date, Company will provide Buyer with an accurate and complete list of, and accurate and complete copies of, each Company Contract. Said schedule will include a summary of all material terms of such Contracts, including the parties thereto, the amount of the remaining commitment of Company under the Contracts, and the location where the executed copies of such Contracts are located.

(b) Except as set forth in said schedule, Seller has no rights and is not subject to any obligations or liabilities under, any Contract that relates to the business of Company or any of the Assets of Company.

(c) Except as set forth in said schedule:

(i) Each Contract identified or required to be identified in said schedule is in full force and effect and is valid and enforceable in accordance with its terms;

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(ii) To the Knowledge of Company and Seller, no Contract identified or required to be identified in said schedule will, upon completion or performance thereof, have a material adverse effect on the business, Assets or condition of Company.

(d) Except as set forth in said schedule:

(i) Company is, and at all times has been, in compliance with all applicable terms and requirements of each Contract applicable to it;

(ii) each other Person that has or had any obligation or liability under any Company Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract;

(iv) No event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would trigger the creation of any Encumbrance affecting any of the Assets of Company; and

(v) The Company has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract;

(e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Company under any Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made oral or written demand for such renegotiation.

(f) Each Contract relating to the sale, design, manufacture or provision of products or services by Company has been entered into in the Ordinary Course of Business of Company and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

SECTION 3.19 INSURANCE.

(a) On or before the Compliance Date, Company shall deliver to Buyer accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Company is a party.

(b) On or before the Compliance Date, Company shall deliver to Buyer a schedule describing all obligations of Company to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifying the policy under which such coverage is provided.

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(c) All policies of insurance to which Company is a party or that provide coverage to Company : (i) are valid, outstanding and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the Assets and the operations of Company for all risks normally insured against by a Person carrying on the same business or businesses as Company in the same location or locations and for all risks to which Company is normally subject; and (iv) are sufficient for compliance with all Legal Requirements and Company Contracts Contracts;

(d) Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. Company has paid all insurance premiums as, and when due, and have otherwise performed all of its obligations under each policy of insurance to which it is a party or that lists Company as a beneficiary. Company has given notice to all insurers of any claims that may be submitted under said policies of insurance.

SECTION 3.20 ENVIRONMENTAL MATTERS. Except as disclosed in a schedule provided by Company to Buyer on or before the Compliance Date:

(a) Company is and at all times have been, in full compliance with, and have not been and are not in violation of or liable under, any Environmental Law.  Neither Company nor Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held deemed responsible received any actual or threatened Order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or any prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or potential liability for any Environmental, Health and Safety Liabilities with respect to any Facility or other property or Asset (whether real, personal or mixed) in which Company has or had an interest, or at which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

(b) There are no pending or, to the Knowledge of Company or Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law affecting any Facility or any other property or asset (whether real, personal or mixed) in which Company has or had an interest.

(c) Neither Company nor Seller has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct any of them are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or Asset (whether real, personal or mixed) in which Company has or had an interest, or at which Hazardous Materials were generated, manufactured, refined, imported, used or processed by Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

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(d) Neither Company nor any other Person for whose conduct Company is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Company or Seller, with respect to any other property or Asset (whether real, personal or mixed) in which Company (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or Asset.

(e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Company nor any Person for whose conduct Company is or may be held responsible, or to the Knowledge of Company or Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or Assets (whether real, personal or mixed) in which Company has or had an interest except in full compliance with all applicable Environmental Laws.

(f) There has been no Release or, to the Knowledge of Company or Seller, threat of release, of any hazardous materials at or from any facility or at any other location where any hazardous materials were generated, manufactured, refined, transferred, produced, imported, used, or processed or from any other property or Asset (whether real, personal or mixed) in which Company has or had an interest, or to the Knowledge of Company or Seller any geologically or hydrologically adjoining property, whether by Company or any other Person.

(g) On or before the Compliance Date, Company shall deliver to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

SECTION 3.21 INTELLECTUAL PROPERTY ASSETS.

(a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by or to Company , as the case may be, including: (i) Company's ’s name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights"); (iv) all rights in mask works; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and (vi) all rights in internet web sites and internet domain names presently used by Company (collectively "Net Names").

(b) On or before the Compliance Date, Company shall deliver to Buyer, a complete and accurate list and summary description, including any royalties paid or received by Company, and accurate and complete copies, of all Company Contracts relating to the Intellectual Property Assets of Company. There are no outstanding and no threatened disputes or disagreements with respect to any such Contract.

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(c)  The Intellectual Property Assets of Company are all those necessary for the operation of Company's business’s business as it is currently conducted. Company is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets of Company, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses which shall be listed in a schedule and provided by Company to Buyer on or before the Compliance Date.

(d)  All former and current employees of Company have executed written Contracts with Company assigning to Company all rights to any inventions, Improvements, discoveries or information relating to the business of Company.

(e) On or before the Compliance Date, Company shall deliver to Buyer  a complete and accurate list and summary description of all Patents of Company. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. There is no potentially interfering patent or patent application of any Third Party.

(f) Except as set forth in a disclosure schedule provided by Company to Buyer on or before the Compliance Date, (A) no Patent is infringed or, to the Knowledge of Company or Seller, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(g) All products made, used or sold under the Patents have been marked with the proper Patent notice.

(h) On or before the Compliance Date, Company shall deliver to Buyer a complete and accurate list and summary description of all Marks of Company identifying the place(s) of registration of the Marks. All Marks are currently in compliance with all formal Legal Requirements, are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to the Knowledge of Company or Seller, no such action is threatened with respect to any of the Marks. To the Knowledge of Company or Seller, there is no potentially interfering trademark or trademark application of any other Person. No Mark is infringed or, to Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by Company infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(i) On or before the Compliance Date, Company shall deliver to Buyer a complete and accurate list and summary description of all Copyrights of Company. All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing. No Copyright is infringed or, to the Knowledge of Company or Seller, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. All works encompassed by the Copyrights have been marked with the proper Copyright notice.

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(j) With respect to each Trade Secret of Company the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all its Trade Secrets (including the enforcement by Company of a policy requiring each of their respective employees or contractors to execute proprietary information and confidentiality agreements, and all current and former employees and contractors of Company have executed such an agreement). Company has good title to and an absolute right to use its Trade Secrets. The Trade Secrets of Company are not part of the public Knowledge or literature and, to the Knowledge of Company or Seller, have not been used, divulged or appropriated either for the benefit of any Person (other than Company ) or to the detriment of Company . No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

(k) On or before the Compliance Date, Company shall deliver to Buyer a complete and accurate list and summary description of all Net Names of Company.

SECTION 3.22 SECURITIES LAW MATTERS.

(a) Seller understands that the Consideration Shares are being offered and made in reliance on one or more exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Consideration Shares.

(b) Sellers are acquiring the Consideration Shares for Seller’s own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Sellers are not a U.S. person (as that term is defined in Regulation S Promulgated under the Securities Act). Except as otherwise set forth in a schedule provided by Company to Buyer on or before the Compliance Date, Sellers are “accredited investors” (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)), and Seller is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Buyer or any of its affiliates or selling agents), to protect its own interests in connection with the Contemplated Transactions, and (iii) able to afford the entire loss of its investment in the Consideration Shares. Sellers have been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Consideration Shares, Buyer, and all other information to the extent Buyer possesses such information or can acquire it without unreasonable effort or expense.

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(c) Sellers understand that the Consideration Shares shall be “restricted” (as that term is defined in Rule 144 promulgated under the Securities Act), and each certificate representing the Consideration Shares shall be endorsed with the following restrictive legend or one that is substantially similar to it, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.”

(d) They will rank pari-passu with the already existing shares

SECTION 3.23 DISCLOSURE.

(a) No representation, warranty or other statement made by Company or Sellers in this Agreement, or the schedules or other documentation provided by Company or Sellers pursuant to this Agreement, any supplement thereto, or the certificates delivered pursuant to Section 2.3(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(b) None of the Sellers nor the Company has Knowledge of any fact that has specific application to Company (other than general economic or industry conditions) or the Purchase Shares and that may materially adversely affect the Purchase Shares or the Assets, business, prospects, financial condition or results of operations of Company that has not been set forth in this Agreement. No event, condition, or other matter, or any series of events, conditions or other matters, currently exists that, individually or in the aggregate, adversely affects the Purchase Shares or the Assets, business, prospects, financial condition or results of its operations of Company that has not been specifically disclosed to Buyer in writing by Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Company and Seller, as of the date hereof and as of the Closing Date, as follows:

SECTION 4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now conducted.

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SECTION 4.2 AUTHORITY; NO CONFLICT.

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the other documents to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Governing Documents; (ii) any resolution adopted by the board of directors of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

SECTION 4.3 CAPITALIZATION. On or before the Compliance Date, Buyer shall deliver to Company and Seller a schedule that correctly and completely sets forth the authorized share capital of Buyer.

SECTION 4.4 FILINGS WITH THE SEC. As of their respective dates, the documents filed by Buyer with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Securities Act of or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements of Buyer included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 4.5 VALID ISSUANCE. The Consideration Shares, issued in accordance with the terms hereof and on the basis of the representations and warranties of Seller set forth herein, may and shall be properly issued by Buyer to Seller pursuant to any applicable federal or state law.

SECTION 4.6 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

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ARTICLE V
COVENANTS AND AGREEMENTS PRIOR TO CLOSING

SECTION 5.1 FINANCIAL STATEMENTS. At least three days prior to Closing, Company shall provide Buyer with such audited financial statements of the Company as may be required by the SEC (“Financial Statements”). The Financial Statements shall be prepared by a member of a PCAOB approved accounting firm in accordance with GAAP, and shall be true and correct and not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and representation therein not misleading.

SECTION 5.2 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice, Seller and Company, on the one hand, and Buyer on the other hand, shall (a) afford the other Party(ies) and their respective Representatives full and free access, during regular business hours, to their respective employees, officers, directors and agents, properties, Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with their respective operations; (b) furnish the other Party(ies) with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as the other Party(ies) may reasonably request; (c) furnish the other Party(ies) with such additional financial, operating and other relevant data and information as the other parties may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by the other Party(ies), with the other Party(ies)’ investigation of the properties, Assets and financial condition. In addition, the other Parties shall have the right to have the real property and Tangible Personal Property inspected by them, at their sole cost and expense, for purposes of determining the physical condition and legal characteristics of the real property and Tangible Personal Property.

SECTION 5.3 OPERATION OF THE BUSINESS AND CONDUCT OF COMPANY PRIOR TO CLOSING.

(a)  Between the date of this Agreement and the Closing, Company shall, (and Seller shall cause Company to):

(i) conduct its business only in the Ordinary Course of Business;

(ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to maintain its respective business organizations intact, keep available the services of its officers, employees and agents, and maintain its relationship and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

(iii) Confer with Buyer prior to the implementation of operational decisions of a material nature with respect to Company;

(iv) Otherwise report periodically to Buyer concerning the status of the business, operations and finances of Company;

(v) Make no material changes in employment status of employees having managerial responsibilities or officers or directors without prior consultation with Buyer;

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(vi) Maintain its Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of its business;

(vii) keep in full force and effect, without amendment, all material contractual and other contractual and other rights relating to Company's business;

(viii) Comply with all Legal Requirements and contractual obligations applicable to the operations of Company’s’s business;

(ix) Continue insurance coverage in full force and effect under existing policies of insurance or substantially equivalent policies;

(x) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required for Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Company to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

(xi) upon request of Buyer from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

(xii) Maintain all books and Records of Company relating to its respective businesses in the Ordinary Course of Business.

(b)  Between the date of this Agreement and the Closing, Seller shall not:

(i)  Sell, transfer or otherwise dispose of any of the Purchase Shares or any interest in the Purchase Shares and/or agree to do any of the foregoing;

(ii) Accept any dividend or other distribution in respect of any of the Purchase Shares;

(iii)  Incur, make, assume or suffer to exist any Encumbrance or other matter affecting title to any of the Purchase Shares;

(iv)  enter into any shareholder agreements, voting trusts, restrictions on transfer or other agreements or instruments that would be binding on the Buyer as the owner of the Purchase Shares; or

(v)  Take any action, that would result in any of the Seller’s representations and warranties in this Agreement being untrue and incorrect and Seller shall use its best efforts to prevent the occurrence of any event or the existence of any condition.

SECTION 5.4 NEGATIVE COVENANT. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Company shall not, and Seller shall not permit Company to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.14 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained in the Ordinary Course of Business; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to Company, , or the Assets or business of Company .

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SECTION 5.5 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Company shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Company and Seller also shall cooperate with Buyer and its Representatives in obtaining all Material Consents.

SECTION 5.6 NOTIFICATION. Between the date of this Agreement and the Closing, Seller and Company shall promptly notify Buyer in writing upon becoming aware of (a) any fact or condition that causes or constitutes a Breach of any of Company's or Seller’s representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Company's or such Seller's discovery of, such fact or condition. Should any such fact or condition require any change to the representations and warranties made herein, the Company and Seller shall promptly deliver to Buyer a written supplement specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Company and Seller shall also promptly notify Buyer of the occurrence of any Breach of any covenant of Company or Seller or of the occurrence of any event that may make the satisfaction of the conditions set forth in Article 7 impossible or unlikely.

SECTION 5.7 NO NEGOTIATION. Until such time as this Agreement shall have been terminated pursuant to Section 9.1, neither Company nor Seller shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Company, including but not limited to the sale by Seller of any shares of Company, the merger or consolidation of Company or the sale of Company's business or any of its Assets (other than in the Ordinary Course of Business). Company and Seller shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Company or Seller.

SECTION 5.8 BEST EFFORTS. Company and Seller shall use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

SECTION 5.9 PAYMENT OF LIABILITIES. Company shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations.

SECTION 5.10 COOPERATION WITH RESPECT TO FINANCIAL REPORTING. After the date of this Agreement, Seller and Company shall reasonably cooperate with Buyer in connection with Buyer's preparation of financial statements and other information required for Buyer’s filings with the SEC under the Exchange Act, including but not limited to, Buyer’s Form 8-K that is to be filed with the SEC pursuant to the Exchange Act in connection with the Closing.

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SECTION 5.11 TRANSFER OF REAL PROPERTY. On or before the Closing, Company and Seller shall cause the transfer of all rights, title and interest in the Real Property from the owners thereof to the Company, without any additional consideration payable therefore by Buyer, as provided in Section 3.7.

ARTICLE VI
ADDITIONAL COVENANTS OF BUYER

SECTION 6.1 BEST EFFORTS. Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.4 to be satisfied.

ARTICLE VII
CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Purchase Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

SECTION 7.1 RECEIPT OF FINANCIAL STATEMENTS. Company shall have provided Buyer with Company’s ’s Financial Statements at least three days prior to closing but in no event later than June 30, 2008 unless extended by the mutual consent of the parties. The Financial Statements shall be true and correct and not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

SECTION 7.2 ACCURACY OF REPRESENTATIONS. All of Seller’s and Company’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement provided by Seller or Company to Buyer pursuant to Section 5.6.

SECTION 7.3 COMPANY'S PERFORMANCE. All of the covenants and obligations that Company and Seller are required to perform or with which Company and Seller are required to comply pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

SECTION 7.4 CONSENTS. Each of the Consents identified in a schedule to be provided by Buyer to Company and Seller on or before the Compliance Date (the "Material Consents") shall have been obtained and shall be in full force and effect.

SECTION 7.5 ADDITIONAL DOCUMENTS. Company and Seller shall have caused the documents and instruments required by Section 2.3(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) The charter and foundation documents of Company and any amendments thereto, duly certified as of a recent date by the appropriate officials of the jurisdiction of Company's ’s organization;

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(b) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Company is licensed or qualified to do business as a foreign corporation under the name "Protech” or “Protech Biosystems” or any derivative thereof;

(c) Releases of all Encumbrances on the Assets, if any;

(d) Certificates dated as of a date not earlier than the third Business Day prior to the Closing as to the good standing of Company, executed by the appropriate officials in each jurisdiction in which Company is licensed or qualified to do business as a foreign corporation; and

(e) Such other documents as Buyer may request for the purpose of: (i) evidencing the accuracy of any of Company's or Seller’s representations and warranties; (ii) evidencing the performance by Company or Seller of, or the compliance by Company or Seller with, any covenant or obligation required to be performed or complied with by Company or Seller; (iii) evidencing the satisfaction of any condition referred to in this Article 7; or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

SECTION 7.6 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

SECTION 7.7 NO CONFLICT. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Government Body.

SECTION 7.8 GOVERNMENTAL AUTHORIZATIONS. Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Company’s business from and after the Closing including the RBI/FIBI approvals.

SECTION 7.9 DUE DILIGENCE; SATISFACTION WITH DUE DILIGENCE.

(a) Seller and the Company shall have provided to the Company the information required to be set forth in the schedules referred to in the relevant provisions of this Agreement or otherwise required to be disclosed or provided to Buyer pursuant to this Agreement.

(b) Buyer shall have completed its legal, accounting, and business due diligence of the Company and the results thereof shall be satisfactory to Buyer in its sole and absolute discretion.

SECTION 7.10 OTHER INFORMATION REQUIRED FOR SEC. Company and Seller shall have prepared and delivered to Buyer any other information from Company or Seller required to be filed pursuant to the Exchange Act with the SEC by Buyer in connection with the Closing.

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SECTION 7.11 SECURITIES LAW MATTERS. The offer and issuance of the Consideration Shares shall not be in violation of the applicable federal or state securities laws.

SECTION 7.12 TRANSFER OF REAL PROPERTY. On or before the Closing, Company and Seller shall have caused the transfer of all rights, title and interest in the Real Property from the owners thereof to Buyer, without any additional consideration payable therefore by Buyer, as provided in Section 3.7.

ARTICLE VIII
CONDITIONS PRECEDENT TO SELLER’S AND COMPANY’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Purchase Shares and to take the other actions required to be taken by Seller at the Closing, and Company’s obligation to take such actions required by Company at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller and Company in whole or in part):

SECTION 8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

SECTION 8.2 BUYER’S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or with which Buyer is required to comply pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

SECTION 8.3 CONSENTS. Each of the Consents identified in a schedule to be provided by Company and Seller to Buyer on or before the Compliance Date shall have been obtained and shall be in full force and effect.

SECTION 8.4 ADDITIONAL DOCUMENTS. Buyer shall have caused the documents and instruments required by Section 2.3(b) and the following documents to be delivered (or tendered subject only to Closing) to Company and Seller as well as such other documents as Company and Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or with which Buyer is required to comply or (iii) evidencing the satisfaction of any condition referred to in this Article 8.

SECTION 8.5 NO INJUNCTION. No Legal Requirement, injunction or other Order shall be in effect that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

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ARTICLE IX
TERMINATION

SECTION 9.1 TERMINATION EVENTS. By written notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated by the Party or Parties referenced below as follows:

(a) by Buyer, if Company or Seller is in material Breach of any representation, warranty, covenant, or agreement of such Party contained in this Agreement, or any such representation or warranty shall have become untrue (unless such Breach results primarily from Buyer breaching any representation, warranty, covenant or agreement in this Agreement), and such Breach has not been waived by Buyer or rectified within five (5) days;

(b) By Buyer, if Buyer shall have not received from Company the Company’s Financial Statements on or before June 30, 2008 unless extended by the mutual consent of the parties;

(c) by Buyer, if Buyer shall have not received from Seller or the Company the information required to be set forth in the schedules referred to in the relevant provisions of this Agreement or otherwise required to be disclosed or provided to Buyer pursuant to this Agreement, and Buyer has not granted an extension of time to Seller or Company;

(d) By Buyer, if Buyer shall have completed its legal, accounting, and business due diligence of the Company, and the results thereof are not deemed satisfactory to Buyer in its sole and absolute discretion;

(e) by Buyer, if any condition in Article 7 has not been satisfied as of the End Date, other than the Company’s obligation to provide Financial Statements which must be satisfied on or before June 30, 2008 unless Buyer grants an extension to Seller or Company, as applicable, (unless the failure results primarily from Buyer breaching any representation, warranty, covenant, or agreement contained in this Agreement), and Buyer has not waived such condition on or before such date or rectified within five(5) days;

(f) by Seller, if Buyer is in material Breach of any representation, warranty, covenant, or agreement of Buyer, or any such representation or warranty shall have become untrue (unless such Breach results primarily from Seller or Company breaching any representation, warranty, covenant or agreement in this Agreement), and such Breach has not been waived by Seller or Company;

(g) by Seller, if any condition in Article 8 has not been satisfied as of the End Date (unless the failure results primarily from Seller or Company breaching any representation, warranty, or covenant contained in this Agreement), and Company and Seller have not waived such condition on or before such date;

(h) By mutual consent of Buyer, Seller, and Company; or

(i) By Buyer, if the Closing has not occurred on or before July 31, 2008 or Buyer has not extended the date for the Closing.

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SECTION 9.2 EFFECT OF TERMINATION. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement, at law or in equity, and the exercise of such right of termination will not be an election of remedies to the exclusion of any others. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 will survive; provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE X
ADDITIONAL COVENANTS

SECTION 10.1 FURTHER ASSURANCES. From and after the date hereof, and continuing after the Closing, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other any further information that any party hereto may reasonably require; (b) execute and deliver to each other party such other documents as such other parties may reasonably require; and (c) do such other acts and things as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

SECTION 10.2 POST-CLOSING SEC FILINGS. As soon as practicable following the Closing, Buyer shall cause the transactions contemplated hereunder to be memorialized and disclosed by making all filings or recordings required under applicable law. Seller hereby covenants and agrees to aid Buyer, as specifically requested by Buyer, in preparing and making such filings or recordings.

SECTION 10.3 SOUTH EASTERN FINANCIAL HOLDINGS, LLC. Sellers acknowledge that SOUTHEASTERN FINANCIAL HOLDINGS, LLC, and/or its wholly owned subsidiary BASIS FINANCIAL, LLC, has provided, or will be providing financial consulting services to Buyer relating to the contemplated acquisition transactions.

SECTION 10.4 SHAREHOLDERS’ AGREEMENT. The principal Shareholders of the Buyer(s) and all of the Seller(s), once they are allotted the Consideration Shares, shall enter into a Shareholders’ Agreement in the form satisfactory to the parties, which is annexed to this document as Exhibit B

SECTION 10.5 EMPLOYMENT AGREEMENT. The Buyer and Dr. Sanjiw shall enter into an Employment Agreement in the form satisfactory to the parties, which is annexed to this document as Exhibit C

SECTION 10.6 CONSULTING AGREEMENT. The Buyer shall enter into a Consulting Agreement with South Eastern Financial Holdings LLC in the form satisfactory to the parties, which annexed to this document as Exhibit D.

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ARTICLE XI
INDEMNIFICATION; REMEDIES

SECTION 11.1 SURVIVAL.

(a)  All representations, warranties, covenants and obligations in this Agreement, the schedules or other documentation provided pursuant to this Agreement, any supplements thereto, the certificates delivered pursuant to Section 2.3, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions until the expiration of their respective statutes of limitations.

(b)  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or upon the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

SECTION 11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. Seller and Company shall, jointly and severally, indemnify and hold harmless Buyer, and its Representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons for any loss, Liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third Party Claim (collectively, "Damages"), arising from or in connection with:

(a)  any Breach of any representation or warranty made by Seller or Company in this Agreement and any other certificate, document, writing or instrument delivered by Seller or Company pursuant to this Agreement;

(b)  Any Breach of any covenant or obligation of Seller or Company in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or Company pursuant to this Agreement;
(c)  any Liability arising out of the operation of Company or the business or Assets of Company prior to the Closing Date;

(d)  any product or any services sold, included in Inventory, or otherwise provided by, Company , in whole or in part, prior to the Closing Date, including claims for Breach of warranty or product Liability;

(e)  Any Liability under any Company Contract entered into prior to the Closing Date;

(f)  Any Liability for Taxes, including (i) any Taxes arising as a result of the Company’s operation of its Business or ownership of its Assets prior to the Closing Date, and (ii) any Taxes that will arise as a result of the sale of the Purchase Shares pursuant to this Agreement;

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(g)  any Liability relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Company's ’s employees or former employees or both;

(h)  Any Liability relating to the payment of all wages and other remuneration due to any Company employees with respect to their services as employees of Company through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date and the payment of any termination or severance payments.

(i)  any Liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, and any Liability under any Company Contract that arises after the Closing but that arises out of or relates to any Breach that occurred prior to the Closing, and any such other Liability;

(j)  Any Liability arising out of or resulting from Company's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(k)  Any Liability of Company under this Agreement or any other document executed in connection with the Contemplated Transactions; and

(l)  Any Liability of Company based upon Seller’s acts or omissions occurring after the Closing Date.

SECTION 11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer will indemnify and hold harmless Seller and Company, and will reimburse Seller and Company, for any Damages arising from or in connection with:

(a) Any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or

(b) Any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement.

SECTION 11.4 THIRD-PARTY CLAIMS.

(a) Promptly after receipt by a Person entitled to indemnity under Section 11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify it under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

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(b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and to provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d) Notwithstanding the provisions of Section 13.4, Company and Seller hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Company and Seller with respect to such a claim anywhere in the world.

(e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

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(f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in a defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

SECTION 11.5 OTHER CLAIMS. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

SECTION 11.6 INDEMNIFICATION DESPITE NEGLIGENCE, STRICT LIABILITY OR LIABILITY WITHOUT FAULT.

IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PARTY TO BE INDEMNIFIED PURSUANT TO THIS ARTICLE 11 SHALL BE INDEMNIFIED AND HELD HARMLESS FROM AND AGAINST ALL INDEMNIFIED LOSSES AS TO WHICH INDEMNITY IS PROVIDED FOR UNDER THIS ARTICLE 11 NOTWITHSTANDING THAT ANY SUCH INDEMNIFIED LOSSES ARISE OUT OF OR RESULT FROM THE (I) THE ORDINARY, STRICT, SOLE, OR CONTRIBUTORY NEGLIGENCE, OR (II) STRICT LIABILITY (OR OTHER LIABILITY WITHOUT FAULT) OF SUCH PARTY AND REGARDLESS OF WHETHER ANY OTHER PARTY (INCLUDING ANOTHER PARTY TO THIS AGREEMENT) IS OR IS NOT ALSO NEGLIGENT OR OTHERWISE LIABLE WITH RESPECT TO THE MATTER IN QUESTION.

ARTICLE XII
CONFIDENTIALITY

SECTION 12.1 CONFIDENTIAL INFORMATION.

(a) Each Party agrees that, unless and until the Closing has been consummated, each Party will hold in strict confidence, and will not use to the detriment of any other Party, any data and information obtained in connection with this Agreement or the Contemplated Transactions, except insofar as this data and information may be required by law to be included in documents required to be filed by Buyer with the SEC under the Exchange Act and the rules and regulations promulgated thereunder or may be required in connection with financing efforts undertaken by or on behalf of Buyer.

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(b) "Confidential Information" means all items, materials and information which belong to a Party and are not generally known to the public that has been or may hereafter be disclosed to the other Party(ies) by such Party or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors of such Party, irrespective of the form of the disclosure. Confidential Information is intended to be interpreted broadly and includes trade secrets and other proprietary or confidential information concerning the business and affairs of a Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, supplier lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information); financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials. Confidential Information also includes all notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, upon any Confidential Information.

ARTICLE XIII
GENERAL PROVISIONS

SECTION 13.1 EXPENSES. Except as otherwise provided in this Agreement, each Party to this Agreement will bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. If this Agreement is terminated, the obligation of each Party to pay its own fees and expenses will be subject to any rights of such Party arising from a Breach of this Agreement by another Party.

SECTION 13.2 PUBLIC ANNOUNCEMENTS. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Company, Seller nor any of their Representatives shall disclose to any Person (a) the fact that any confidential information of Company or Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Company or Seller, that any Confidential Information of Buyer has been disclosed to Company, Seller or their Representatives or that Company, Seller or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Company, Seller and Buyer will consult with each other concerning the means by which Company's employees, customers, suppliers and others having dealings with Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

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SECTION 13.3 NOTICES. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand (with written confirmation of receipt) or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) sent to the addressee by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers (or to such other address, facsimile number, e-mail address or Person as a party may designate by notice to the other parties):

Company:	Protech Biosystems Pvt. Ltd.
F-1194
Chittaranjan Park
New Delhi, Delhi 110019

Seller(s):	1) Sanjiw Kumar Singh
E. 786 C.R. Park
New Delhi, India 110019

2) Raju Kumar Singh
E. 786 C.R. Park
New Delhi, India 110019

3) Rana Rajesh Kumar
E. 786 C.R. Park
New Delhi, India 110019

Buyer:	SFH I ACQUISITION CORP.
3363 NE 163rd Street Suite 705
North Miami Beach, Florida 33160

SECTION 13.4 RESOLUTION OF DISPUTES.

(a) In the event that any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof should arise between the Parties (a “Dispute”), the Party wishing to declare a Dispute shall deliver to the other Party(ies) a written notice identifying the disputed issue.

(b) Any Party may give the other Party (ies) written notice of any Dispute not resolved in the normal course of business. Executives of the Parties shall meet at a mutually acceptable time and place within ten (10) Business Days after delivery of such notice and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. In such meetings and exchanges, a Party shall have the right to designate as confidential any information that such Party offers. If the matter has not been resolved in the aforementioned manner within thirty (30) Days of the disputing Party’s notice having been issued, or if the Parties fail to meet within ten (10) Business Days as required above, any of the Parties may initiate legal action in Miami-Dade County, Florida in either the state or federal court. By entering into this Agreement, both parties agree to the jurisdiction of the state and federal courts located in Miami-Dade County, Florida. This Agreement shall be interpreted, enforced and governed by the laws of the  State of Florida without regard to principals of conflict or choice of laws.

In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs including attorneys’ fees.

SECTION 13.5 ENFORCEMENT OF AGREEMENT. Company and Seller acknowledge and agree that Buyer will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Company or Seller will be incapable of being adequately compensated by monetary damages alone. In addition to any other right or remedy, any Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and by temporary, and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

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SECTION 13.6 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

SECTION 13.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer, on the one hand, and Seller or Company, on the other hand) and constitutes (along with the schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Party to be charged with the amendment.

SECTION 13.8 SCHEDULES.

(a) The information contained in the schedules or other written disclosures constitute (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Company as set forth in this Agreement or (ii) descriptions or lists of Assets and Liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the schedules or other written disclosures (other than an exception expressly set forth as such in the schedules or other written disclosures with respect to a specifically identified representation or warranty), the statements in this Agreement will prevail.

(b) The statements in the schedules or other written disclosures, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

SECTION 13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, and any such attempted assignment shall be null and void and of no force or effect. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

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SECTION 13.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 13.11 CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections," and “Exhibits” refer to the corresponding Articles, Sections, and Exhibits of this Agreement.

SECTION 13.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

SECTION 13.13 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Florida, without regard to conflicts-of-laws rules or any principles that would require the application of any other law.

SECTION 13.14 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

SECTION 13.15 SELLER AND COMPANY LIABILITY; SELLER’S RELEASE.

(a)  Wherever in this Agreement provision is made for any action to be taken or not taken by Company, Seller undertakes to cause Company to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Seller and Company shall be jointly and severally liable for the indemnities set forth in Article 11.

(b)  The Liability of Company prior to Closing shall be joint and several with Seller. Upon Closing, Company shall be forever discharged and released from all Liabilities hereunder, including any claims of contribution from Seller. In addition, in consideration for the Contemplated Transactions, as of the Closing, Seller and its directors, officers, shareholders, representatives, heirs, executors, successors and assigns (the "Waiving Parties"), release, waive and forever discharge, in all capacities, including as shareholder of Company, from and after the Closing any and all claims, known or unknown, that the Waiving Parties ever had, now have or may have against Company and its officers, directors, employees or agents in connection with or arising out of any act or omission of Company or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing.

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This Agreement shall be effective upon signature by the last signatory hereto.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

BUYER:		COMPANY:

SFH I ACQUISITION CORP.		Protech Biosystems, Pvt. Ltd.

By:/s/ Armen Karapetyan		By:/s/ Sanjiw Kumar Singh
Name: Armen Karapetyan		Name: Sanjiw Kumar Singh
Title: President		Title:
Date: June 9, 2008		Date: June 9, 2008

SELLING SHAREHOLDERS:		PERCENTAGE OF OWNERSHIP

/s/ Sanjiw Kumar Singh
Mr. Sanjiw Kumar Singh		33.70%
Date: June 9, 2008

/s/ Raju Kumar Singh
Mr. Raju Kumar Singh		33.15%
Date: June 9, 2008

/s/ Rana Rajesh Kumar
Mr. Rana Rajesh Kumar		33.15%
Date: June 9, 2008

	TOTAL	100%

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EXHIBIT 1.1

DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in Section 1.1 of the Agreement:

"Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of Company , as the case may be, and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Company , (b) all other accounts or notes receivable of Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

"Assets" means all real property; all Tangible Personal Property; all Inventories ; all Accounts Receivable; all Contracts; all data and Records related to the operations of Company , as the case may be; and all of the intangible rights and property of Company , including Intellectual Property Assets, going concern value, goodwill, telephone, facsimile and e-mail addresses .

"Balance Sheet" has the meaning set forth in Section 3.10.

"Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

"Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which, with the passing of time or the giving of notice or both, would constitute such a breach, inaccuracy or failure.

"Business Day" means any day other than (a) Saturday or Sunday or (b) any other day on which banks are permitted or required to be closed in the State of New York or in India.

"Buyer" has the meaning set forth in the first paragraph of this Agreement.

"Buyer Indemnified Persons" has the meaning set forth in Section 11.2.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" means the date on which the Closing actually takes place.

"Code" means the Internal Revenue Code of 1986.

"Company" has the meaning set forth in the first paragraph of this Agreement.

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"Company Contract" means any Contract (a) under which Company has or may acquire any rights or benefits; (b) under which Company has or may become subject to any obligation or Liability; or (c) by which Company or any of the Assets owned or used by Company is, are or may become bound.

“Compliance Date” means three days prior to the Closing Date

"Confidential Information" has the meaning set forth in Section 12.1.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions" means all of the transactions contemplated by this Agreement.

"Contract" means any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“Copyright” has the meaning set forth in Section 3.21.

"Damages" has the meaning set forth in Section 11.2.

"Effective Time" means the time at which the Closing is consummated.

"Employee Plans" has the meaning set forth in Section 3.15(d).

"Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“End Date” has the meaning set forth in Section 2.2.

"Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"Environmental, Health and Safety Liabilities" means any cost, damages, expense, Liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

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(d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

"Environmental Law" means any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) Preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(c) Reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) Protecting resources, species or ecological amenities;

(f) Reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

(h) Making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"Exchange Act" means the Securities Exchange Act of 1934.

"Facilities" means any real property, leasehold or other interest in real property currently owned or operated by Company, as the case may be, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action", "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Company, including the Tangible Personal Property used or operated by Company at the respective locations of the Real Property specified herein.

"GAAP" means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Financial Statements and the other financial statements referred to in Section 3.4 were or will be prepared.

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"Governing Documents" means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization or foundation agreement and operating agreement or charter; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

"Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

"Ground Lease" means any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

"Ground Lease Property" means any land, improvements and appurtenances subject to a Ground Lease in favor of Company.

"Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

"Hazardous Material" means any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

"Improvements" means all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

"Intellectual Property Assets" has the meaning set forth in Section 3.21.

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"Inventories" means all inventories of Company , as the case may be, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Company in the production of finished goods.

"IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Knowledge" means that an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

"Land" means all parcels and tracts of land in which Company has an ownership interest.

"Lease" means any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Company is a party and any other Company Contract, Contract pertaining to the leasing or use of any Tangible Personal Property.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

"Liability" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Mark” has the meaning set forth in Section 3.21.

"Material Consents" has the meaning set forth in Section 7.4.

“Net Name” has the meaning set forth in Section 3.21.

"Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

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(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Party means each individual party to this Agreement.

“Parties means collectively the parties to this Agreement.

“Patent” has the meaning set forth in Section 3.21.

“PCAOB” means the Public Company Accounting Oversight Board.

"Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Shares” shall have the meaning set forth in the Recitals.

"Real Property" means the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

"Real Property Lease" means any Ground Lease or Space Lease.

"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"Related Person" means:

(a) with respect to a particular individual: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

(b) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

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For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

"Remedial Action" means all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

"Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"SEC" means the United States Securities and Exchange Commission.

"SEC Documents" has the meaning set forth in Section 4.4.

"Securities Act" means Securities Act of 1933, as amended.

"Seller" has the meaning set forth in the first paragraph of this Agreement.

"Tangible Personal Property" means with respect to Company , as the case may be, all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Company (wherever located and whether or not carried on Company's ’s books).

"Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

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"Third Party" means a Person that is not a party to this Agreement.

"Third-Party Claim" means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

"Threat of Release" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Trade Secret” has the meaning set forth in Section 3.21.

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Exhibit A

List of ShareHolders of Protech Biosystems Pvt. Ltd.

S.No.	Name of the Director	Address	No of Shares Held	% of Share Holding
1.	Mr. Sanjiw Kumar Singh	F-1194 Chittranjan Park, New Delhi-110019	20304	33.70%
2.	Mr. Raju Kumar Singh	F-1194 Chittranjan Park, New Delhi-110019	20010	33.15%
3.	Mr. Rana Rajesh Kumar	F-1194 Chittranjan Park, New Delhi-110019	20010	33.15%

Total Number of shares	: 60324 Shares
Paid up Share Capital @ 10 each	: Rs.603240.00

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